                                  OPPENHEIMER TRINITY GROWTH FUND
PROXY CARD

                   PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 14, 2001

The undersigned,  revoking prior proxies,  hereby appoints Brian Wixted,  Robert Bishop,  and Scott Farrar,  and
each of them, as  attorneys-in-fact  and proxies of the undersigned,  with full power of  substitution,  to vote shares  held in the name of the  undersigned  on the  record  date at the  Special  Meeting of  Shareholders  of
Oppenheimer  Trinity Growth Fund (the "Fund") to be held at 6803 South Tucson Way, Englewood,  Colorado,  80112, on  September  14,  2001,  at 1:00 P. M.  Mountain  time,  or at any  adjournment  thereof,  upon the  proposals described  in the  Notice  of  Meeting  and  accompanying  Proxy  Statement,  which  have been  received  by the undersigned.

This proxy is solicited on behalf of the Fund's  Board of Trustees,  and the proposal  (set forth on the reverse of this proxy card) has been  proposed by the Board of  Trustees.  When  properly  executed,  this proxy will be voted as indicated on the reverse  side or "FOR" the  proposal if no choice  indicated.  The proxy will be voted in accordance with the proxy holder's best judgement as to any other matters.

                                                                           VOTE VIA THE TELEPHONE:  1-800-597-7836

                                                                           CONTROL NUMBER:  ________________

      PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

1.       To approve an Agreement and Plan of Reorganization between Oppenheimer Trinity Growth Fund ("Trinity
     Growth Fund") and Oppenheimer Large Cap Growth Fund ("Large Cap Growth Fund"), and all transactions contemplated thereby, including (a) the transfer of substantially all the assets of Trinity Growth Fund to
     Large Cap Growth Fund in exchange for Class A, Class B, Class C, Class N and Class Y shares of Large Cap
     Growth Fund, (b) the distribution of such shares of Large Cap Growth Fund to the corresponding Class A shares, Class B, Class C, Class N and Class Y shareholders of Trinity Growth Fund in complete liquidation of
     Trinity Growth Fund, and (c)  the cancellation of the outstanding shares of Trinity Growth Fund.

   FOR            AGAINST              ABSTAIN

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:

     CIR

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